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                                                                    Exhibit 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS


As independent accountants, we hereby consent to the use in this Registration Statement on Form F-1 of our report dated February 23, 1998 relating to the financial statements of Servicios y Contenidos por la Red, S.A.U. as of December 31, 1997 and 1996 relating to the financial statements of Terra Networks, S.A. We also consent to the references to us under the heading "Experts" in this Prospectus and Registration Statement, and to the filing of this consent as an Exhibit thereto.

PricewaterhouseCoopers Auditores, S.L.


[PricewaterhouseCoopers Signature]

Madrid, Spain

November 15, 1999